ARTICLES OF INCORPORATION
                                       OF
                               KINAM MERGER CORP.
                        [To be changed to Kinam Gold Inc.
                   on completion of change of domicile merger]


         I, the undersigned natural person of the age of 21 or more, acting as incorporator of a corporation under the Revised Statutes of Nevada (the "Statutes"), adopt the following articles of incorporation for such corporation:

                                    ARTICLE 1

         The name of the corporation is Kinam Merger Corp. (hereinafter, the "Corporation").

                                    ARTICLE 2

         The address of the Corporation's initial resident office is 6100 Neil Road, Suite 500, Reno, Nevada 89511. The name of its initial resident agent at such address is The Corporation Trust Company of Nevada.

                                    ARTICLE 3

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Statutes.

                                    ARTICLE 4

         The  total  number  of  shares  of  all  classes  of  stock  which  the
Corporation shall have authority to issue is two hundred ten million (210,000,000), of which ten million (10,000,000) shares shall be shares of Preferred Stock (hereinafter referred to as the "Preferred Stock"), par value of one dollar ($1.00) per share, and two hundred million (200,000,000) shares shall be shares of Common Stock (hereinafter referred to as the "Common Stock"), par value of one cent ($0.01) per share.

         A statement of the designations of the authorized classes of Preferred Stock or of any series thereof, and the powers, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, or of the authority of the Board of Directors to fix by resolution or resolutions such designations and other terms not fixed by these Articles of Incorporation, is as follows:

         A. Preferred Stock.

                  (1) The  Preferred  Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

                           (a) The distinctive  designation and number of shares
                  comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

                           (b) The dividend  rate of such series (which may be a
                  floating or fixed rate or rates and which may be determined by formula or formulas), the conditions and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class, and whether dividends shall be cumulative or non-cumulative;

                           (c) The  conditions  upon  which  the  shares of such
                  series shall be subject to redemption by the Corporation and the times, prices, and other terms and provision upon which the shares of the series may be redeemed;

                           (d) Whether or not the shares of the series  shall be
                  subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                           (e) Whether or not the shares of the series  shall be
                  convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                           (f) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                           (g) The  rights of the  shares  of the  series in the
                  event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets of the Corporation; and

                           (h) Any  other  powers,  preferences,  and  relative,
                  participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation.

                  (2) The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rate or rates fixed by the Board of Directors for such series, or determined in the manner prescribed in the resolution or resolutions by the Board of Directors creating such series, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

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

                  (3) Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock, and after complying with respect to any retirement or sinking fund or funds for any series of Preferred Stock, the Board of Directors may, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock, declare and pay dividends on the Common Stock, and the holders of shares of the Preferred Stock shall not be entitled to share therein.

                  (4) The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the Corporation to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid in full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all assets of the Corporation then remaining.

         B. Common Stock.

                  (1) At all meetings of the stockholders of the Corporation, the holders of shares of the Common Stock shall be entitled to one vote for each share of Common Stock held by them. Except as otherwise provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock or by the Statutes, the holders of shares of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meeting and the exclusive power to vote.

         C. $3.75 Series B Convertible Preferred Stock. A series of the Preferred Stock, par value $1.00 per share, of the Corporation is hereby created, consisting of 1,840,000 shares, with the designations, powers, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, of the shares of such series as follows:

                  (1) Designation, Number of Shares, and Rank. The designation of such series shall be "$3.75 Series B Convertible Preferred Stock" (hereinafter referred to as the "Series B Convertible Preferred Stock"). Each share of Series B Convertible Preferred Stock shall be identical in all respects with the other shares of Series B Convertible Preferred Stock.

                  All shares of Series B Convertible Preferred Stock shall rank prior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, to all of the Corporation's now or hereafter issued Common Stock.

                  (2) Dividends. The holders of shares of Series B Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation, but only out of funds legally available therefore, dividends at the annual rate of $3.75 per share, and no more, which shall be fully cumulative, shall accrue without interest from the date of first issuance, and shall be payable in cash in equal quarterly installments on August 15, November 15, February 15, and May 15 of each year (except that if any such date is not a business day, then such dividend shall be payable on the next succeeding business day) (each, a "Dividend Payment Date"), to stockholders of record as they appear on the stock transfer books of the Corporation on such record dates, not more than 60 nor less than 10 days preceding such Dividend Payment Date, as are fixed by the Board of Directors of the Corporation. For the purposes hereof, the term "business day" shall mean each Monday, Tuesday, Wednesday, Thursday, or

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

         Friday which is not a day on which banking institutions are authorized or obligated by law or executive order to close in New York, New York. Dividends shall initially accrue on the Series B Convertible Preferred Stock beginning with the quarterly payment due August 15, 2000. Subject to the next paragraph of this Section 2, dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. The amount of dividends payable per share of Series B Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual amount by four. The amount of dividends payable on the Series B Convertible Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of Series B Convertible Preferred Stock shall not be entitled to any dividend whether payable in cash, property, or stock, in excess of the full cumulative dividends on such shares of Series B Convertible Preferred Stock.

                  On each Dividend  Payment Date, all dividends which shall have
         accrued  on  each  share  of  Series  B  Convertible   Preferred  Stock
         outstanding on such Dividend Payment Date shall accumulate and be deemed to become "due" whether or not declared and whether or not there shall be funds legally available for the payment thereof. Any dividend which shall not be paid on the Dividend Payment Date on which it shall become due shall be deemed to be "past due" until such dividend shall be paid or until the share of Series B Convertible Preferred Stock with respect to which such dividend became due shall no longer be outstanding, whichever is the earlier to occur. No interest or sum of money or other property or securities in lieu of interest shall be payable in respect to any dividend payment or payments which are past due. Dividends paid on shares of Series B Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  No dividends or other distributions, other than dividends payable solely in shares of Common Stock, shall be paid, or declared and set apart for payment in respect of, and no purchase, redemption, or other acquisition for any consideration shall be made by the Corporation of and no sinking fund or other analogous fund payments shall be made in respect of any shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends or as to liquidation rights to the Series B Convertible Preferred Stock (the "Junior Dividend Stock") unless and until all accrued and unpaid dividends on the Series B Convertible Preferred Stock, including the full dividend for the then current dividend period, shall have been paid or declared and set apart for payment and the Corporation is not in default in respect of the optional redemption of any shares of Series B Convertible Preferred Stock.

                  No dividends or other distributions shall be paid or declared and set apart for payment and no purchase, redemption, or other acquisition for any consideration shall be made by the Corporation of, and no sinking fund or other analogous fund payments shall be made in respect of, any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Series B Convertible Preferred Stock (the "Parity Dividend Stock"), for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. No dividends shall be paid or declared and set apart for payment on the Series B Convertible Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full upon the Series B Convertible Preferred Stock and the Parity Dividend Stock, all

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

         dividends paid or declared and set apart for payment upon shares of Series B Convertible Preferred Stock and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata so that the amount of dividends paid or declared and set apart for payment per share on the Series B Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

                  The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation or any Parity Dividend Stock unless the Corporation could, under this Section 2, purchase or otherwise acquire such shares at such time and in such manner. Any reference to "distribution" contained in this Section 2 shall not be deemed to include any distribution made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

                  (3) Liquidation  Preference.  In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series B Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, and a sum equal to $50.00 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series B Convertible Preferred Stock (the "Junior Liquidation Stock"). In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series B Convertible Preferred Stock and any other class or series of the Corporation's capital stock which has been or may hereafter be created ranking on a parity as to liquidation rights with the Series B Convertible Preferred Stock (the "Parity Liquidation Stock"), the holders of the Series B Convertible Preferred Stock and the holders of the Parity Liquidation Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation preferences of the shares of Series B Convertible Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation, merger, or other business combination of the Corporation with or into another corporation or other entity nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property shall be considered a liquidation, dissolution, or winding up of the Corporation for purposes of this
         Section 3 (unless in connection therewith the liquidation of the Corporation is specifically approved).

                  The holder of any shares of Series B Convertible Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 3 until such holder shall cause to be delivered to the Corporation: (i) the certificate(s) representing such shares of Series B Convertible Preferred Stock, and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Series B Convertible Preferred Stock to the Corporation free of any liens or encumbrances thereon or rights of third parties thereto. As in the case of the Redemption Price referred to below, no interest shall accrue on any payment upon liquidation after the due date thereof.

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                  (4) Redemption at the Option of the Corporation.

                           (a) Right of Redemption. Subject to and upon compliance with the provisions of this Section 4, the Corporation, at its option, may at any time redeem the Series B Convertible Preferred Stock, in whole or from time to time in part, on any date on or after May 17, 2001, set by the Board of Directors of the Corporation, at the following redemption prices per share, if redeemed during the 12-month period commencing on August 15, of the year indicated:

                               Years                   Price Per Share
                          --------------------        -----------------
                          2000                           $51.500
                          2001                           $51.125
                          2002                           $50.750
                          2003                           $50.375
                          2004 and thereafter            $50.000

                  plus in each case accrued and unpaid dividends to, but excluding, the date of redemption.

                           In case of the  redemption  of less  than  all of the
                  then outstanding Series B Convertible Preferred Stock, the shares of Series B Convertible Preferred Stock to be redeemed shall be redeemed pro rata or by lot or in such other equitable manner as the Board of Directors of the Corporation reasonably may determine. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Series B Convertible Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Series B Convertible Preferred Stock and Parity Dividend Stock then outstanding shall have been paid for all past dividend periods.

                           (b) Manner of Exercise of Redemption Option. In order
                  to exercise its redemption option, the Corporation must give written notice in person or by first class mail, postage prepaid, of such redemption to each holder of record of the shares of Series B Convertible Preferred Stock to be redeemed, at such holder's address as it shall appear upon the stock transfer books of the Corporation not more than 60 days nor less than 30 days prior to the redemption date. Each such notice of redemption shall state, as appropriate: (1) the date fixed for redemption; (2) the number of shares of Series B Convertible Preferred Stock to be redeemed and, if fewer than all of the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the Redemption Price per share of Series B Convertible Preferred Stock; (4) the place or places of payment that payment of the Redemption Price will be made upon presentation and surrender of the certificate or certificates evidencing the shares of Series B Convertible Preferred Stock to be redeemed; (5) that on and after the redemption date, dividends will cease to accrue on such shares; and (6) the then effective Conversion Price pursuant to Section 5 and that the right of holders to convert shall terminate at the close of business on the redemption date (unless the Corporation defaults in the payment of the Redemption Price).

                           Any  notice  that is  delivered  or  mailed as herein
                  provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series B Convertible Preferred Stock receives such notice; and failure to give such notice, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity

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                  of the  proceedings  of the  redemption of any other shares of
                  Series B Convertible Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares of Series B Convertible Preferred Stock called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price as herein provided. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for
                  redemption,   cash  necessary  for  the  redemption  shall  be
                  available  for such  purpose and  irrevocably  shall have been
                  deposited  or  set  apart,  then,   notwithstanding  that  the
                  certificates evidencing any shares so called for redemption shall not have been surrendered, the dividend with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares no longer shall be deemed outstanding, the holders thereof shall cease to be holders of
                  Series  B  Convertible   Preferred   Stock,   and  all  rights
                  whatsoever with respect to the shares so called for redemption (except the right of the holders to receive payment of the Redemption Price as herein provided, without interest, upon surrender of their certificates therefore) shall terminate. Any cash necessary for the redemption of shares of Series B Convertible Preferred Stock shall be deemed to be available therefore for purposes of the preceding sentence and for purposes of Section 7, if, on or before the date fixed for redemption, the Company shall deposit with a bank or trust company that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank that has, a capital surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of the Series B Convertible Preferred Stock and any Parity Dividend Stock so called for redemption. No interest shall accrue for the benefit of the holders of shares of Series B Convertible Preferred Stock to be redeemed on any cash so set apart by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of six years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

                           The  holder of any  shares  of  Series B  Convertible
                  Preferred Stock redeemed upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate or certificates representing such shares of Series B Convertible Preferred Stock redeemed and (ii) transfer instruments satisfactory to the Corporation and sufficient to transfer such shares of Series B Convertible Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on the Redemption Price of any share of Series B Convertible Preferred Stock after its redemption date.

                           In the event that any shares of Series B  Convertible
                  Preferred Stock shall be converted into shares of the Common Stock (the "Kinross Stock") of Kinross Gold Corporation, a Canadian corporation ("Kinross"), pursuant to Section 5, then
                  (i) the Corporation shall not have the right to redeem such shares and (ii) any funds which shall have been deposited for the payment of the Redemption Price for such shares of Series B Convertible Preferred Stock shall be returned to the Corporation immediately after such conversion (subject to declared dividends payable to holders of shares of Series B Convertible Preferred Stock on the record date for such dividends, to the extent set forth in Section 5 hereof, regardless of whether such shares are converted subsequent to such record date and prior to the related Dividend Payment
                  Date).

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

                           (c) Cash  Payments in Lieu of Fractional  Shares.  No
                  fractional shares of Series B Convertible Preferred Stock shall be issued upon any redemption of Series B Convertible Preferred Stock, but, in lieu thereof, the Corporation shall pay to the holder of such shares an appropriate amount in cash (computed to the nearest cent) based on the value of the shares of Series B Convertible Preferred Stock as determined in good faith by the Corporation's Board of Directors.

                  (5) Conversion.

                           (a)  Right  of   Conversion.   Subject  to  and  upon
                  compliance with the provisions of this Section 5, each share of Series B Convertible Preferred Stock shall, at the option of the holder thereof, be convertible at any time (unless such share is called for redemption, then to and including but not after 5:00 p.m. (New York City time) on the date fixed for such redemption, unless the Corporation shall default in payment due upon redemption thereof), into that number of fully paid and nonassessable shares of Kinross Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing $50.00 by the Conversion Price (as defined in Section 5(d)) in effect at such time and multiplying the result by .8004. The certificate representing such share so to be converted must be surrendered in the manner provided in Section 5(b).

                           (b) Manner of Exercise of  Conversion  Privilege.  In
                  order to exercise the conversion privilege, the holder of one or more shares of Series B Convertible Preferred Stock to be converted shall surrender such shares at any of the offices or agencies to be maintained for such purpose by the Corporation accompanied by the funds, if any, required by the last paragraph of this Section 5(b) and shall give written notice of conversion in the form provided on such shares of Series B Convertible Preferred Stock (or such other notice as is reasonably acceptable to the Corporation) to the Corporation at such office or agency that the holder elects to convert the shares of Series B Convertible Preferred Stock specified in said notice. Such notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for shares of Kinross Stock which shall be issuable on such conversion shall be issued. Each share of Series B Convertible Preferred Stock surrendered for conversion, unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series B Convertible Preferred stock is registered, shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney. As promptly as practicable after the surrender of such shares of Series B Convertible Preferred Stock and the receipt of such notice, instruments of transfer and funds, if any, as aforesaid, the Corporation shall issue and shall deliver at such office or agency to such holder, or on his written order, a certificate or certificates for the number of full shares of Kinross Stock issuable upon the conversion of such shares of Series B Convertible Preferred Stock in accordance with the provisions of this
                  Section 5 and a check or cash in respect of any fractional interest in a share of Kinross Stock arising upon such conversion, as provided in Section 5(c).

                           Each conversion shall be deemed to have been effected
                  immediately prior to the close of business on the business day following the date on which such shares of Series B Convertible Preferred Stock shall have been surrendered and such notice (and any applicable instruments of transfer and any required taxes) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Kinross Stock shall be issuable upon such conversion shall be deemed to have
                  become   the  holder  or  holders  of  record  of  the  shares
                  represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, and such conversion shall be at the Conversion Price in effect on the close of business on such next succeeding business day upon which such shares of Series B Convertible Preferred Stock shall have been surrendered and such notice received by the Corporation.

                           Any shares of Series B  Convertible  Preferred  Stock
                  surrendered by conversion during the period from the close of business on the record date for any dividend payment to the opening of business on the related Dividend Payment Date (unless such shares of Series B Convertible Preferred Stock shall have been called for redemption on a date in such period) shall be accompanied by payment, in funds acceptable to the Corporation, of an amount equal to the dividend otherwise payable on such Dividend Payment Date. Except as provided for above in this Section, no adjustment shall be made for dividends accrued on any shares of Series B Convertible Preferred Stock converted or for dividends on any shares issued upon the conversion of such shares as provided in this Section.

                           (c) Cash  Payments in Lieu of Fractional  Shares.  No
                  fractional shares or scrip representing fractions of shares of Kinross Stock shall be issued upon conversion of Series B Convertible Preferred Stock. If more than one share of Series B Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Kinross Stock issuable upon conversion thereof shall be computed on the basis of the aggregate of $50.00 for each such share so surrendered. In lieu of any fractional interest in a share of Kinross Stock which would otherwise be deliverable upon the conversion of any share of Series B Convertible Preferred Stock, the Corporation shall pay to the holder of such shares an amount in cash (computed to the nearest cent) equal to the average Closing Price per share of Kinross Stock as calculated for the ten day trading period ending on the fifth trading day prior to the day of conversion multiplied by the fractional interests in a share of Kinross Stock that otherwise would have been deliverable upon conversion of such share.

                           (d) Adjustment of Conversion  Price.  The "Conversion
                  Price" shall mean and be $8.25, subject to adjustment from time to time by the Corporation as follows:

                                    (i) In case Kinross shall (A) pay a dividend
                           or make a distribution on the Kinross Stock in shares of Kinross Stock (other than pursuant to a dividend reinvestment or similar plan), (B) subdivide the outstanding shares of Kinross Stock into a greater number of shares, (C) combine the outstanding shares of Kinross Stock into a smaller number of shares, or
                           (D) issue by reclassification of the Kinross Stock any shares of capital stock of Kinross, then in each such case the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Series B Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Kinross Stock which he would have owned or been entitled to receive immediately following such action had such share been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination, or reclassification.

                                    (ii) In case  Kinross  shall  issue  rights,
                           options, or warrants to all holders of the outstanding shares of Kinross Stock entitling them to subscribe for or purchase shares of Kinross Stock at a price per share less than the current market price per share (as determined pursuant to subsection (iv) of this Section 5(d)) of the Kinross Stock (other than pursuant to any stock option, restricted stock, or other incentive or benefit plan or stock ownership or purchase plan for the benefit of employees, directors, or officers or any dividend reinvestment plan of Kinross in effect at the time hereof or any other similar plan adopted or implemented hereafter), then with respect to any conversion prior to the expiration of such rights, options, or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights, options, or warrants by a fraction of which the numerator shall be the number of shares of Kinross Stock outstanding on the date of issuance of such rights, options, or warrants (immediately prior to such issuance) plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and of which the denominator shall be the number of shares of Kinross Stock outstanding on the date of issuance of such rights, options, or warrants (immediately prior to such issuance) plus the number of additional shares of Kinross Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any rights, options, or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options, or warrants; provided, however, in the event that all the shares of Kinross Stock offered for subscription or purchase are not delivered upon the exercise of such rights, options, or warrants, upon the expiration of such rights, options, or warrants the Conversion Price shall be readjusted to the Conversion Price which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Kinross Stock actually delivered upon the exercise of such rights, options, or warrants rather than upon the number of shares of Kinross Stock offered for subscription or purchase. In determining whether any rights, options, or warrants entitled the holders to subscribe for or purchase shares of Kinross Stock at less than such current market price, and in determining the aggregate offering price of such shares of Kinross Stock, there shall be taken into account any consideration received by Kinross for such rights, options, or warrants, the value of such consideration, if other than cash, to be determined by the Audit Committee of the Board of Directors of Kinross (whose reasonable determination shall be conclusive, except for arithmetic errors, and shall be described in a statement filed by Kinross with its stock transfer agent).

                                    (iii) In case Kinross shall,  by dividend or
                           otherwise, distribute to all holders of the outstanding Kinross Stock, evidences of its indebtedness or assets (including securities and cash, but excluding any cash dividend of Kinross paid out of retained earnings and dividends or distributions payable in stock pursuant to a dividend reinvestment or similar plan or for which adjustment is made pursuant to subsection (i) of this Section 5(d)) or rights, options, or warrants to subscribe for or purchase securities of Kinross (excluding those referred to in subsection (ii) of this Section 5(d)), then in each such case, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date of such distribution by a fraction of which the numerator shall be the current market price per share of the Kinross Stock as determined pursuant to subsection (iv) of this Section 5(d) less the fair market value on such record date (as determined by the Audit Committee of the Board of Directors of Kinross, whose reasonable determination shall be conclusive, except for arithmetic errors, and shall be described in a statement filed by Kinross with its stock transfer agent) of the portion of the capital stock or assets or the evidences of indebtedness or assets so distributed to the holder of one share of Kinross Stock or of such subscription rights, options, or warrants applicable to one share of Kinross Stock, and of which the denominator shall be such current market price per share of Kinross Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                                    (iv)  For  the  purpose  of any  computation
                           under  subsections  (ii) and  (iii)  of this  Section
                           5(d), the current market price per share of Kinross Stock on any date shall be deemed to be the average of the Closing Price for the shorter of (a) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination or (b) the period commencing on the date next succeeding the first public announcement of the issuance of such rights, options, or warrants or such distribution through such last full trading day prior to the Time of Determination. For purposes of the foregoing, the term "Time of Determination" shall mean the time and date of the earlier of (I) the record date for determining stockholders entitled to receive the rights, options, warrants, or distributions referred to in Section 5(d)(ii) and (iii) or (II) the commencement of "ex-dividend" trading on the New York Stock Exchange or such other United States exchange or market on which the Kinross Stock is then listed or admitted for trading.

                                    (v) In any case in which this  Section  5(d)
                           shall require that any adjustment be made immediately following a record date or an effective date, the Corporation may elect to defer (but only until the filing by Kinross with its stock transfer agent of the certificate required by subsection (vii) of this
                           Section 5(d)) issuing to the holder of any share of Series B Convertible Preferred Stock converted after such record date or effective date the shares of Kinross Stock issuable upon such conversion over and above the shares of Kinross Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

                                    (vi) No adjustment in the  Conversion  Price
                           shall be required to be made unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this subsection (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5(d) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 5(d) to the contrary notwithstanding, the Corporation shall be entitled to make such reduction in the Conversion Price, in addition to those required by this Section 5(d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution or
                           rights   to   purchase   stock  or   securities,   or
                           distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients. Except as set forth in subsections
                           (i), (ii), and (iii) above, the Conversion Price shall not be adjusted for any such event, including, without limitation, the issuance of Kinross Stock, or any securities convertible into or exchangeable for Kinross Stock or carrying the right to purchase any of the foregoing, in exchange for cash, property, or services.

                                    (vii)  Whenever  the  Conversion   Price  is
                           adjusted as herein provided, (A) the Corporation promptly shall file with its stock transfer agent a certificate setting forth the Conversion Price after such adjustment and a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, except for arithmetic errors, and (B) the Corporation also shall deliver or mail, or cause to be delivered or mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Series B Convertible Preferred Stock a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price. The stock transfer agent shall not be under any duty or responsibility with respect to the certificate required by this subsection (vii) except to exhibit the same to any holder of shares of Series B Convertible Preferred Stock who requests to inspect it.

                                    (viii) In the event  that at any time,  as a
                           result of an  adjustment  made pursuant to subsection
                           (i) of this Section 5(d), the holder of any share of Series B Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares other than shares of Kinross Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share of Series B Convertible Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Kinross Stock contained in this Section.

                                    (ix) The  Corporation  from time to time may
                           decrease the Conversion Price by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during the period. Whenever the Conversion Price is so decreased, the Corporation shall deliver or mail to holders of record of shares of Series B Convertible Preferred Stock a notice of the decrease at least 15 days before the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period it will be in effect.

                           (e) Notice to Holders Prior to Certain Corporate Actions. In case:

                                    (i) the  Corporation  shall  take any action
                           which would require an adjustment in the Conversion Price pursuant to Section 5(d)(iii); or

                                    (ii) Kinross shall authorize the granting to
                           the holders of the Kinross Stock generally of rights, options, or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

                                    (iii) there shall be any  reorganization  or
                           reclassification of the Kinross Stock (other than a subdivision or combination of the outstanding Kinross Stock and other than a change in the par value of the Kinross Stock), or any consolidation or merger to which Kinross is a party or any statutory exchange of securities with another corporation and for which approval of any stockholders of Kinross is required, or any sale, lease, or transfer of all or substantially all of the assets of Kinross; or

                                    (iv)   there   shall  be  a   voluntary   or
                           involuntary dissolution, liquidation, or winding up of the Corporation;

                  then in each such case, the Corporation shall cause to be delivered or mailed by first class mail, postage prepaid, to the holders of shares of Series B Convertible Preferred Stock and its stock transfer agent, as promptly as possible, but in any event at least 20 days prior to the applicable date hereinafter specified, a written notice stating (i) the date on which a record is to be taken for the purpose of such action or granting of rights, options, or warrants, or, if a record is not to be taken, the date as of which the holders of Kinross Stock of record to be entitled to such distribution, rights, options, or warrants are to be determined, or (ii) the date on which such reorganization, reclassification, consolidation, merger, statutory exchange, sale, lease, transfer, dissolution, liquidation, or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Kinross Stock of record shall be entitled to exchange their shares of Kinross Stock for securities, cash, or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sale, lease, transfer, dissolution, liquidation, or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity or the proceedings described in subsection (i), (ii), (iii), or
                  (iv) of this Section 5(e).

                  (f) Transfer Taxes, Etc. The Corporation shall pay any and all documentary stamp, issue, or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of shares of Kinross Stock upon conversion of shares of Series B Convertible Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Kinross Stock in a name other than that of the holder of the shares of Series B Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (g) Consolidation or Merger or Sale of Assets. Notwithstanding any other provision herein to the contrary, in case of any consolidation or merger to which Kinross is a party (other than a merger or consolidation in which Kinross is the continuing corporation), or in case of any sale, lease, or transfer to another corporation of the property of Kinross as an entirety or substantially as an entirety, then lawful provision shall be made by the corporation formed by such consolidation or the corporation whose securities, cash, or other property immediately after the merger or consolidation will be owned, by virtue of the merger of consolidation, by the holders of Common Stock immediately prior to the merger or consolidation, or the corporation which shall have acquired such assets or securities of the Corporation (collectively the "Formed, Surviving, or Acquiring Corporation"), as the case may be, providing that the holder of each share of Series B Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of securities, cash, or other property receivable upon such consolidation, merger, sale, lease, or transfer by a holder of the number of shares of Kinross Stock into which such share of Series B

         Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger, sale, lease, or transfer assuming such holder of Kinross Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash, or other property receivable upon such consolidation, merger, sale, lease, or transfer (provided that, if the kind or amount of securities, cash, or other property receivable upon such consolidation, merger, sale, lease, or transfer is not the same for each share of Kinross Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 5(g), the kind and amount of securities, cash, or other property receivable upon such consolidation, merger, sale, lease, or transfer for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Formed, Surviving, or Acquiring Corporation, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent documents to the end that the provisions set forth in this
         Section 5(g) shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Series B Convertible Preferred Stock.

                  The above  provisions  of this  Section  5(g) shall  similarly
         apply  to  successive   consolidations,   mergers,  sales,  leases,  or
         transfers.

                  (h) Covenant as to Kinross Stock. The Corporation covenants that all shares of Kinross Stock which may be delivered upon conversions of shares of Series B Convertible Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

         (6) Voting Rights.

                  (a) General. The holders of Series B Convertible Preferred Stock shall be entitled to 1.4 votes for each share of Series B Convertible Preferred Stock held of record on each matter on which holders of the Common Stock or stockholders generally are entitled to vote. Except as otherwise provided herein or by applicable law, the holders of shares of Series B Convertible Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.

                  (b) Additional Voting Rights. Whenever dividends on the Series B Convertible Preferred Stock shall be in arrears in an amount equal to at least six quarterly dividend payments (whether or not consecutive),
         (i) the number of members of the Board of Directors of the Corporation shall be increased by two, effective as of the time of election of such directors as hereinafter provided, and (ii) the holders of the Series B Convertible Preferred Stock (voting as a class together with all other affected classes or series of the Parity Dividend Stock upon which like voting rights have been conferred and are exercisable) will have the exclusive right to vote for and elect such two additional directors of the Corporation at any meeting of stockholders of the Corporation at which directors are to be elected held during the period such dividends remain in arrears. The right of the holders of the Series B Convertible Preferred Stock to vote for such two additional directors shall terminate when all accrued and unpaid dividends on the Series B Convertible Preferred Stock have been declared and paid or set apart for payment. The term of office of all directors so elected shall terminate immediately upon the termination of the right of the holders of the Series B Convertible Preferred Stock and such Parity Dividend stock to vote for such two additional directors.

                  The foregoing right of the holders of the Series B Convertible Preferred Stock with respect to the election of two directors may be exercised at any annual meeting of stockholders or at any special meeting of stockholders held for such purpose. If the right to elect directors shall have accrued to the holders of the Series B Convertible Preferred Stock more than 90 days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within 20 days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least ten percent (10%) of the Series B Convertible Preferred Stock then outstanding, call a special meeting of the holders of the Series B Convertible Preferred Stock to be held within 60 days after the delivery of such request for the purpose of electing such additional directors.

                  The holders of the Series B Convertible Preferred Stock and any such Parity Dividend Stock referred to above voting together shall have the right to remove without cause at any time and replace any directors such holders have elected pursuant to this Section 6.

                  (c) Class Voting Rights. So long as the Series B Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3 percent of all outstanding shares of Series B Convertible Preferred stock (unless the vote or consent of a greater percentage is required by applicable law or these Articles of Incorporation, as amended, of the Corporation), voting separately as a class, (i) amend, alter, or repeal (by merger, consolidation, or otherwise) any provision of these Articles of Incorporation, as amended, or the Bylaws of the Corporation, as amended, so as to affect adversely the relative rights, preferences, qualifications, limitations, or restrictions of the Series B Convertible Preferred Stock, (ii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, ranking prior to the Series B Convertible Preferred Stock in respect of the payment of dividends or upon liquidation, dissolution, or winding up of the Corporation or (iii) effect any reclassification of the Series B
         Convertible Preferred Stock. A class vote on the part of the Series B Convertible Preferred Stock, without limitation, specifically shall not be deemed to be required (except as otherwise required by law or resolution of the Board of Directors of the Corporation) in connection with: (a) the authorization, issuance, or increase in the authorized amount of any shares of any other class or series of stock that ranks junior to, or on a parity with, the Series B Convertible Preferred Stock in respect of the payment of dividends and upon liquidation, dissolution, or winding up of the Corporation; or (b) the authorization, issuance, or increase in the amount of any notes, bonds, mortgages, debentures, or other obligations of the Corporation not convertible into or exchangeable, directly or indirectly, for stock ranking prior to the Series B Convertible Preferred stock in respect of the payment of dividends or upon liquidation, dissolution, or winding up of the Corporation.

         (7) Outstanding Shares. For purposes of these Articles of Incorporation, all shares of Series B Convertible Preferred Stock shall be deemed outstanding except (i) from the date fixed for redemption pursuant to
Section 4, all shares of Series B Convertible Preferred Stock that have been so called for redemption under Section 4 if the cash necessary for payment of the Redemption Price irrevocably has been set aside; (ii) from the date of surrender of certificates representing shares of Series B Convertible Preferred Stock, all shares of Series B Convertible Preferred Stock converted into Kinross Stock; and
(iii) from the date of registration of transfer, all shares of Series B Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

         (8) No Other Rights and Powers. The shares of Series B Convertible Preferred Stock shall not have any relative, participating, optional, or other special rights and powers other than as set forth herein.

         (9) Preemptive Rights. The Series B Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

         (10) Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such changes as shall be necessary to render the provision in question effective and valid under applicable law.

                                    ARTICLE 5

         The governing board of this Corporation shall be known as directors. The number of directors constituting the initial Board of Directors is one (1); thereafter, the number of directors shall be determined by the Bylaws. The name and address of the initial director who is to serve as such until the first annual meeting of shareholders, or until his successor is elected and has qualified, subject, however, to prior death, resignation, retirement, disqualification, or removal from office is:

                                 Arthur H. Ditto
                            57th Floor, Scotia Plaza
                               40 King Street West
                            Toronto, Ontario M3H 3Y2
                                     Canada

                                    ARTICLE 6

         The Board of Directors of the Corporation is expressly authorized to adopt, amend, or repeal the Bylaws of the Corporation.

                                    ARTICLE 7

         A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Statutes as currently in effect or as the same may hereafter be amended.

         No amendment, modification, or repeal of this Article 7 shall adversely affect any right or protection of a director that exists at the time of such amendment, modification, or repeal.

                                    ARTICLE 8

         The Corporation reserves the right at any time and from time to time to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this Article 8.

                                    ARTICLE 9

         The Corporation elects not to be governed by Sections 78.411 to 78.444 of the Nevada Revised Statutes.

                                   ARTICLE 10

         The name and address of the incorporator signing these Articles of Incorporation is as follows:

                                 Arthur H. Ditto
                            57th Floor, Scotia Plaza
                               40 King Street West
                            Toronto, Ontario M3H 3Y2
                                     Canada


                                             _________________________________
                                               Arthur H. Ditto, Incorporator

           CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

         The Corporation Trust Company of Nevada hereby accepts appointment as Resident Agent for the above-named corporation.

                                   The Corporation Trust Company of Nevada

                                   By:_____________________________________

                                   Date:___________________________________

                                 PLAN OF MERGER

         THIS PLAN OF MERGER (this "Plan") is entered into as of the 29th day of May, 2001, by and between Kinam Merger Corp., a Nevada corporation ("Kinam Merger"), and Kinam Gold Inc., a Delaware corporation ("Kinam Gold").

                                    Recitals:

         A. Kinam Merger is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Its address is 52nd Floor, Scotia Plaza, 40 King Street West, Toronto, Ontario M5H 3Y2 and its governing law is the Nevada Revised Statutes (the "Nevada Statutes")

         B. Kinam Gold is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Its address is 52nd Floor, Scotia Plaza, 40 King Street West, Toronto, Ontario M5H 3Y2 and its governing law is the Delaware General Corporation Law (the "Delaware Law").

         C. The respective Boards of Directors of Kinam Merger and Kinam Gold deem it advisable for the mutual benefit of each of Kinam Merger and Kinam Gold that Kinam Gold be merged with and into Kinam Merger (the "Merger") upon the terms and subject to the conditions set forth herein and in accordance with the Delaware Law and the Nevada Statutes.

         D. Kinam Merger and Kinam Gold and the Boards of Directors of Kinam Merger and Kinam Gold have recommended, and the respective shareholders of the entities have approved, adoption of this Plan.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:

         1. The Merger. At the Effective Time (as hereinafter defined), Kinam Gold shall be merged with and into Kinam Merger in accordance with the Delaware Law and the Nevada Statutes, and the separate corporate existence of Kinam Gold and Kinam Merger shall cease. (Kinam Gold and Kinam Merger are sometimes referred to herein as the "Constituent Corporations," and Kinam Merger, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the "Surviving Corporation.")

         2. Effective Time. The Merger shall become effective in Delaware and in Nevada on May 29, 2001 (the "Effective Time").

         3. Effect of the Merger. The Merger shall have the effects set forth in the Delaware Law and the Nevada Statutes.

         4. Articles of Incorporation.

         (a) The Articles of Incorporation of Kinam Merger, as in effect immediately prior to the Effective Time, shall, except as amended as hereinafter provided, be the Articles of Incorporation of the Surviving Corporation at the Effective Time and shall thereafter continue to be its Articles of Incorporation until amended as provided therein and under applicable law.

         (b) Article I of the Articles of Incorporation of Kinam Merger shall be hereby amended effective as of the Effective Time to read in its entirety as follows:

                                ARTICLE I - NAME

         The name of this corporation is KINAM GOLD INC. (hereinafter the "Corporation").

         5. Bylaws. The Bylaws of Kinam Merger as in effect immediately prior to the Effective Time shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         6. Directors and Officers.

         (a) The directors of Kinam Gold immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their successors have been elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

         (b) The officers of Kinam Gold immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their successors shall have been elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation, or the Bylaws of the Surviving Corporation.

         7. Manner of Conversion.

         Capital Stock. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of Kinam Merger, Kinam Gold, the holders of any of the outstanding shares of Kinam Merger or Kinam Gold or any other person or entity, each issued and outstanding share of Common Stock of Kinam Gold shall be converted into one (1) share of Common Stock of Kinam Merger. In addition, at the Effective Time of the Merger, by virtue of the Merger and without any action on the part of Kinam Merger, Kinam Gold, the holders of any of the outstanding shares of Kinam Merger or Kinam Gold or any other person or entity, each issued and outstanding share of $3.75 Series B Convertible Preferred Stock of Kinam Gold shall be converted into one (1) share of $3.75 Series B Convertible Preferred Stock of Kinam Merger. All shares of Common Stock of Kinam Merger outstanding prior to the Effective Time of the

Merger shall cease to exist and all certificates representing such shares shall be canceled by virtue of the Merger.

         8. Termination or Abandonment. This Plan may be terminated and the Merger abandoned at any time prior to the Effective Time by the mutual written consent of the respective Boards of Directors of the Constituent Corporations. In the event of termination of this Plan as herein provided, Kinam Gold, Kinam Merger and their respective Boards of Directors and shareholders shall not be liable to each other or the directors or shareholders of each other.

         9. Governing Law. This Plan shall be governed in all respects by the laws of the State of Nevada.

         10. Counterpart Signature Pages. This Plan may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.



                          (Remainder of page is blank)

         IN WITNESS WHEREOF, the parties have executed this Plan by their duly authorized officers as of the date first above written.

                                   KINAM MERGER CORP., a Nevada corporation


                                   By:      ______________________________
                                            Arthur H. Ditto, President

                                            ______________________________
                                            Shelley M. Riley, Secretary


                                   KINAM GOLD INC., a Delaware corporation


                                   By:      ______________________________
                                            Arthur H. Ditto, President

                                            ______________________________
                                            Shelley M. Riley, Secretary

                               ARTICLES OF MERGER
                                       OF
                                 KINAM GOLD INC.
                                  WITH AND INTO
                               KINAM MERGER CORP.

         Pursuant to the provisions of Title 8, Section 252(c) of the Delaware General Corporation Law (the "Delaware Law") and Section 92A.200 of the Nevada Revised Statutes (the "Nevada Statutes"), the undersigned corporations execute the following Articles of Merger:

FIRST: The name of the surviving corporation is Kinam Merger Corp., a Nevada corporation ("Kinam Merger"), and the name of the corporation being merged into Kinam Merger is Kinam Gold Inc., a Delaware corporation ("Kinam Gold").

SECOND: A Plan of Merger (the "Plan"), a copy of which is attached hereto, which sets forth the terms of the merger of Kinam Gold with and into Kinam Merger (the "Merger"), has been approved, adopted, certified, executed, and acknowledged by each of Kinam Gold and Kinam Merger in accordance with the requirements of subsection (c) of Section 252 of the Delaware Law and Section 92A.100, et seq., of the Nevada Statutes.

THIRD: The Plan was submitted to the sole shareholder of Kinam Merger in accordance with the Nevada Statutes. The designation and number of votes entitled to be cast by each class of owner's interests in Kinam Merger entitled to vote separately on the plan was 100 shares of common stock. All such shares were voted in favor of the Plan. No votes were cast against the Plan or abstained from voting. The number of votes cast for the plan by the owners of each class of interests was sufficient for approval by the sole shareholder of Kinam Merger.

FOURTH: The Plan was submitted to the shareholders of Kinam Gold in accordance with the Delaware Law. The designation and number of votes entitled to be cast by each class of owner's interests in Kinam Gold entitled to vote separately on the plan was 94,789,988 votes, of which 92,213,988 were entitled to be cast by the holder of shares of the common stock of Kinam Gold and 2,576,000 votes were entitled to be cast by the holders of shares of the $3.75 Series B Convertible Preferred Stock of Kinam Gold. The total number of votes cast for the Plan by the owners of each class of interests in Kinam Gold entitled to vote separately on the Plan was 92,213,988, all of which were votes cast by the owner of the shares of the common stock of Kinam Gold. No votes were cast by the owners of shares of the $3.75 Series B Convertible Preferred Stock of Kinam Gold. No votes were cast against the Plan and no votes abstained. The number of votes cast for the Plan was sufficient for approval by the shareholders of Kinam Gold.

FIFTH: (a) The Articles of Incorporation of Kinam Merger, as in effect immediately prior to the Effective Time, shall, except as amended as hereinafter provided, be the Articles of

Incorporation of the surviving corporation at the Effective Time and shall thereafter continue to be its Articles of Incorporation until amended as provided therein and under applicable law.

         (b) Article I of the Articles of Incorporation of Kinam Merger shall be hereby amended effective as of the Effective Time to read as follows:

                                ARTICLE I - NAME

         The name of this corporation is KINAM GOLD INC. (hereinafter the "Corporation").

SIXTH: The merger is to become effective in Delaware and in Nevada on May 29, 2001 (the "Effective Time").

SEVENTH: Kinam Merger hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Kinam Gold, as well as for enforcement of any obligation of either Kinam Merger or Kinam Gold arising from the Merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware Law. Kinam Merger hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings. The Secretary of State of the State of Delaware may mail a copy of such process to Kinam Merger at the following address: 52nd Floor, Scotia Plaza, 40 King Street West, Toronto, Ontario M5H 3Y2 CANADA.

EIGHTH: Copies of process may be sent to Kinam Gold by the Nevada Secretary of State at the following address: 52nd Floor, Scotia Plaza, 40 King Street West, Toronto, Ontario M5H 3Y2 CANADA.

NINTH: These Articles of Merger may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Articles of Merger.

TENTH: These Articles of Merger and the Plan may, at any time prior to the Effective Time, be amended or terminated by the mutual written consent of the Boards of Directors of Kinam Merger and Kinam Gold, notwithstanding approval of the Plan by the stockholders of Kinam Merger and Kinam Gold.

ELEVENTH: The Plan is on file at the office of the surviving corporation, Kinam Merger, 52nd Floor, Scotia Plaza, 40 King Street West, Toronto, Ontario M5H 3Y2 CANADA. Copies of the Plan will be furnished by Kinam Merger, on request and without cost, to any stockholder of either Kinam Gold or Kinam Merger.

Dated:   May ___, 2001.

                                        KINAM GOLD INC., a Delaware
                                        corporation

                                        By:      ______________________________
                                                 Arthur H. Ditto, President

                                                 ______________________________
                                                 Shelley M. Riley, Secretary



                                        KINAM MERGER CORP., a Nevada
                                        corporation

                                        By:      ______________________________
                                                 Arthur H. Ditto, President

                                                 ______________________________
                                                 Shelley M. Riley, Secretary